UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 3, 2007
Date of Report (Date of earliest event reported)

RAVEN GOLD CORP.
(Exact name of registrant as specified in its charter)

NEVADA	20-2551275
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

#205-598 Main Street
Penticton B.C., V2A-5C7	89074
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (250) 492-3432

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

__________________________________________________________________________________________________________________

Item 1.01 Entry Into a Material Agreement

On May 3, 2007, Raven Gold Corp. (the “Company”) entered into the La Currita Groupings Agreement (the “Groupings Agreement”) with Tara Gold Resources Corp. (“Tara”) setting forth the agreements reached by the Company and Tara to amend and replace in its entirety the Joint Venture Agreement (the “JV Agreement”) dated August 23, 2006, entered into by and among the Company, Tara and Corporación Amermin S.A. de C.V., a 97% owned subsidiary of Tara (“Amermin”), as amended by Amendment No. 1 to JV Agreement dated March 30, 2007. Specifically, Tara and the Company agreed to the following provisions:

(1) To earn an initial 25% undivided interest in La Currita Groupings (“La Currita”), the Company must:

a.	Make a payment of $250,000 upon the execution of the Groupings Agreement;
b.	Make a payment of $50,000 no later than May 4, 2007;
c.	Make a payment of $205,000 no later than May 20, 2007 to address the final property payment and IVA Taxes due;
d.	Make a payment of $100,000 no later than May 31, 2007;
e.	Delivering an additional 500,000 restricted shares of the Company’s common stock, to Tara, by May 15, 2007; and
f.
Upon earning 25% participating interest in La Currita, the Company shall become the operator of all exploration efforts for the joint venture, so long as it meets all of the deadlines stated in paragraph 3 & 4 of the Groupings Agreement.

(2) The Company may elect to increase its interest in La Currita to 40%, by providing notice to Tara to do so by June 10, 2007 and by meeting the following terms:

a. Delivering an additional 500,000 restricted shares of the Company’s common stock, to Tara, at notification on or before June 10, 2007;

b. Expending $1,375,000 on La Currita exploration on or before May 30, 2008, and providing to Tara an audited statement of the expenditures provided by an independent accounting firm to be mutually accepted by both parties, along with supporting documents, on a quarterly basis and upon spending the required $1,375,000; and

c. Otherwise complying with certain notice and other requirements of the Groupings Agreement.

Upon the Company earning a 25% undivided interest in La Currita, the parties also agreed to in good faith to negotiate a definitive joint venture agreement containing the usual representations, warrantees and content typical of a joint venture agreement on or before May 30, 2008.

(3) The Company may elect to increase its interest in La Currita to 60%, by providing notice to Tara to do so on or before June 10, 2008 and by meeting the following terms:

a. Delivering an additional 500,000 restricted shares of the Company’s common stock, to Tara, at notification to increase its interest to 60%;

b. Spending an additional $2,875,000 on La Currita exploration on or before November 30, 2009, and providing to Tara an audited statement of the expenditures provided by an independent accounting firm to be mutually accepted by both parties, along with supporting documents, on a quarterly basis and upon spending the required $2,875,000; and

c. Otherwise complying with certain notice and other requirements of the Groupings Agreement.

The Company further agreed to make an additional payment of $100,000 to Tara on every anniversary date of the Groupings Agreement to maintain its interest earned and to keep the Groupings Agreement in good standing.

In addition to the above requirements, the Company and Tara agreed to other provisions with respect to the management of the La Currita property, establishing an accounting system to track the expenditures incurred in connection with the La Currita property and to other provisions as more fully set forth in the Groupings Agreement.

Furthermore, Tara and the Company entered into the Dissolvent of Las Minitas Groupings Joint Venture Agreement pursuant to which they agreed to release and dissolve the Las Minitas Groupings Agreement dated August 23, 2006 entered into by and among the Company, Tara and Amermin (the “LM Groupings Agreement”), as amended by Amendment No. 1 to the LM Groupings Agreement dated March 30, 2007, encompassing the Las Minitas property. Tara and the Company agreed (i) for all commitments and obligations outlined in the LM Groupings Agreement to be released and dissolved, (ii) that neither of the parties will have further recourse against each other with respect to the properties/concessions outlined in the LM Groupings Agreement, (iii) that Tara will continue to hold the sole option to acquire 100% interest in the Las Minitas property, and (iv) and other provisions as more fully set forth in the LM Groupings Agreement.

Copies of the Groupings Agreement, and the LM Groupings Agreement, are filed with this Current Report as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	La Currita Groupings Agreement dated May 3, 2007, entered into by and between the Company and Tara Gold Resources Corp. (Filed herewith).

10.2	Dissolvent of Las Minitas Groupings Joint Venture Agreement dated May 3, 2007, entered into by and between the Company and Tara Gold Resources Corp. (Filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVEN GOLD CORP.

Date: May 8, 2007	By:	/s/ Gary Haukeland Gary Haukeland
Chief Executive Officer, President and Director